EXHIBIT 5.1

Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103

OCTOBER 15, 2002

Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878

Re:	Registration Statement on Form S-3 for Digene Corporation

Ladies and Gentlemen:

     We have acted as counsel to Digene Corporation, a Delaware corporation (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 142,857 shares of the Company’s common stock, par value $.01 share (the “Common Stock”), to be sold by the holder thereof as described in the Registration Statement (the “Selling Stockholder”).

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company’s Amended and Restated Bylaws, as amended, resolutions adopted by the Board of Directors of the Company relating to the issuance of the Common Stock and statements from certain officers of the Company.

     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholder are duly authorized, legally issued, fully paid and nonassessable.

     We express no opinion as to the law of any jurisdiction other than the law of the State of Delaware.

     We hereby consent to the sole use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP